Exhibit 4.3

WESTROCK MWV, LLC

as Issuer,

THE GUARANTORS PARTY HERETO

and

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Trustee

____________________

Eighth Supplemental Indenture

Dated as of November 2, 2018

to

Indenture

Dated as of July 15, 1982

____________________

EIGHTH SUPPLEMENTAL INDENTURE (this “Eighth Supplemental Indenture”), dated as of November 2, 2018, among WestRock MWV, LLC, a Delaware limited liability company (as successor to The Mead Corporation, the “Company”), WRKCo Inc., a Delaware corporation (“WRKCo”), WestRock RKT, LLC, a Georgia limited liability company (“WRK RKT” and, together with WRKCo, the “Existing Guarantors”), WestRock Company, a Delaware corporation (the “New Guarantor” and, together with the Existing Guarantors and the Company, the “Obligors”), and Deutsche Bank Trust Company Americas (as successor to Bankers Trust Company), a New York banking corporation, as trustee (the “Trustee”) under the hereafter defined Indenture.

WHEREAS, the Company executed and delivered to the Trustee an indenture (as previously amended and supplemented, the “Indenture”), dated as of July 15, 1982, providing for the issuance and sale by the Company from time to time of its unsecured debentures, notes or other evidences of indebtedness (the “Securities”, which term shall include any Securities issued under the Indenture after the date hereof);

WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of January 28, 2018, among the New Guarantor, WRKCo, Whiskey Merger Sub, Inc., a Delaware corporation, Kola Merger Sub, Inc., a Delaware corporation, and KapStone Paper and Packaging Corporation, a Delaware corporation, the New Guarantor will become the ultimate parent of the Company;

WHEREAS, the New Guarantor desires to fully and unconditionally guarantee all the monetary obligations of the Company under the Indenture (including obligations to the Trustee) and the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture (the “Guarantee”);

WHEREAS, the Company proposes in and by this Eighth Supplemental Indenture to supplement and amend the Indenture in certain respects as it applies to Securities issued thereunder;

WHEREAS, pursuant to Section 901(9) of the Indenture, the Trustee is authorized to execute and deliver this Eighth Supplemental Indenture without the consent of Holders of the Securities; and

WHEREAS, all the conditions and requirements necessary to make this Eighth Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the Obligors and the execution and delivery thereof have been in all respects duly authorized by the Obligors.

NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Securities, as follows:

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ARTICLE ONE

REAFFIRMATION AND ACCESSION

SECTION 1.01. Reaffirmation. The Company hereby expressly and unconditionally reaffirms each and every covenant, agreement and undertaking of such party in the Indenture.

SECTION 1.02. Note Guarantee.

(a) The New Guarantor unconditionally guarantees, on a joint and several basis, to each Holder of Securities (including each Holder of Securities issued under the Indenture after the date of this Eighth Supplemental Indenture) and to the Trustee and its successors and assigns, (i) the full and punctual payment of all monetary obligations of the Company under the Indenture (including obligations to the Trustee) and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture. The New Guarantor further agrees that its obligations hereunder shall be unconditional, irrespective of the absence or existence of any action to enforce the same, the recovery of any judgment against the Company (except to the extent such judgment is paid) or any waiver or amendment of the provisions of the Indenture or the Securities to the extent that any such action or any similar action would otherwise constitute a legal or equitable discharge or defense of the New Guarantor (except that such waiver or amendment shall be effective in accordance with its terms).

(b) The New Guarantor further agrees that its Guarantee constitutes a guarantee of payment, performance and compliance and not merely of collection.

(c) The New Guarantor further agrees to waive presentment to, demand of payment from and protest to the Company of its Guarantee, and also waives diligence, notice of acceptance of its Guarantee, presentment, demand for payment, notice of protest for nonpayment, the filing of claims with a court in the event of merger or bankruptcy of the Company and any right to require a proceeding first against the Company or any other Person. The obligations of the New Guarantor shall not be affected by any failure or policy on the part of the Trustee to exercise any right or remedy under the Indenture or the Securities of any series.

(d) The obligation of the New Guarantor to make any payment hereunder may be satisfied by causing the Company or another Obligor to make such payment. If any Holder of any Security or the Trustee is required by any court or otherwise to return to the Company or any Obligor or any custodian, trustee, liquidator or other similar official acting in relation to any of the Company or any such Obligor any amount paid by any of them to the Trustee or such Holder, any applicable guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(e) The New Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder of Securities in enforcing any of their respective rights under its Guarantee.

(f) Any term or provision of this Eighth Supplemental Indenture to the contrary notwithstanding, the maximum aggregate amount of the New Guarantor’s Guarantee shall not exceed the maximum amount that can be hereby guaranteed without rendering this Eighth Supplemental Indenture, as it relates to the New Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

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SECTION 1.03. Benefits Acknowledged. The New Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and that its Guarantee and waivers pursuant to its Guarantee are knowingly made in contemplation of such benefits.

SECTION 1.04. Termination of Guarantee. The Guarantee shall be automatically released and shall terminate upon (i) the merger of the New Guarantor with or into any other Obligor, (ii) the consolidation of the New Guarantor with another Obligor or (iii) the transfer of all or substantially all of the assets of the New Guarantor to another Obligor. At the request of the Company, the Trustee will execute and deliver any documents, instructions or instruments evidencing any such release.

ARTICLE TWO

MISCELLANEOUS PROVISIONS

SECTION 2.01. Terms Defined. For all purposes of this Eighth Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, capitalized terms used herein and not defined herein have the meanings ascribed to them in the Indenture.

SECTION 2.02. This Eighth Supplemental Indenture. This Eighth Supplemental Indenture shall be construed as supplemental to the Indenture and shall form a part of it, and the Indenture is hereby incorporated by reference herein and each is hereby ratified, approved and confirmed.

SECTION 2.03. Effectiveness. The provisions of this Supplemental Indenture will take effect immediately upon its execution and delivery by the Trustee in accordance with the provisions of the Indenture.

SECTION 2.04. Governing Law. THIS EIGHTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 2.05. Counterparts. This Eighth Supplemental Indenture may be executed in multiple counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

SECTION 2.06. Headings. The headings of this Eighth Supplemental Indenture are for reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 2.07. Trustee Disclaimer. The Trustee accepts the amendment of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Obligors, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Obligors by corporate action or otherwise, (iii) the due execution hereof by the Obligors and/or (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

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SECTION 2.08. Separability. In case one or more of the provisions contained in this Eighth Supplemental Indenture or in the Securities shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Eighth Supplemental Indenture or of the Securities, but this Eighth Supplemental Indenture and the Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 2.09. Successors and Assigns. All agreements of the Company in this Eighth Supplemental Indenture and the Securities shall bind its successors and all agreements of the Trustee in this Eighth Supplemental Indenture shall bind its successors.

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IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed by their respective authorized officers as of the date first written above.

Very truly yours,

WESTROCK MWV, LLC,

by
/s/ John D. Stakel
Name: John D. Stakel
Title: Senior Vice President and Treasurer

WESTROCK COMPANY,

by
/s/ John D. Stakel
Name: John D. Stakel
Title: Senior Vice President and Treasurer

WRKCO INC.,

by
/s/ John D. Stakel
Name: John D. Stakel
Title: Senior Vice President and Treasurer

WESTROCK RKT, LLC,

by
/s/ John D. Stakel
Name: John D. Stakel
Title: Senior Vice President and Treasurer

[Signature Page to Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS,
By: Deutsche Bank National Trust Company

as Trustee

by
/s/ Chris Niesz
Name: Chris Niesz
Title: Vice President

by
/s/ Debra A. Schwalb
Name: Debra A. Schwalb
Title: Vice President

[Signature Page to Supplemental Indenture]